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                                                                EXHIBIT 23




                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Federated Department Stores, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-45633, 33-50831 and 33-51907 on Forms S-8 of Federated Department Stores, Inc. of our report dated February 28, 1994, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 29, 1994 and January 30, 1993, and the related consolidated statements of operations and cash flows and related financial statement schedules for each of the fifty-two week periods ended January 29, 1994, January 30, 1993 and February 1, 1992, which report appears in the January 29, 1994 annual report on Form 10-K of Federated Department Stores, Inc.

Our report refers to the Company's adoption of "fresh-start reporting" as of February 1, 1992 to reflect the Company's emergence from bankruptcy and the Company's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions," and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of February 1, 1992.



                                              KPMG PEAT MARWICK

Cincinnati, Ohio
April 19, 1994



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